SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 3, 2013 (August 29, 2013)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the sale of the six skilled nursing facilities to National Healthcare Corporation ("NHC") described below, National Health Investors, Inc. ("NHI" or the "Company") entered into an Amended and Restated Amendment No. 6 to its Master Agreement to Lease with NHC to reflect the revised closing date of the sale of the six facilities from December 31, 2013 to August 29, 2013 and the resulting adjustments to the calculation of the percentage rent for the six facilities for the current year.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in our Form 10-K, in December 2012, we entered into a letter of agreement with our tenant NHC to sell six skilled nursing facilities for $21,000,000 in cash. We have classified our lease revenues and expenses related to these facilities as discontinued operations in the Consolidated Statements of Income for the year ended December 31, 2012, and for interim periods thereafter. Under the terms of the sale, we agreed to reduce annual base rent for 35 facilities remaining under the Master Lease Agreement with NHC from $33,700,000 to $30,750,000. Base rent and percentage rent, as defined, was $1,759,000 for the six facilities for the six months ended June 30, 2013. In December 2012, we further agreed to an extension of the Master Lease Agreement with NHC through December 2026. On August 29, 2013, the Company completed the sale of the six skilled nursing facilities to NHC. NHI plans to defer recognition of the tax gain on the sales of these facilities by utilizing the like-kind exchange rules under Section 1031 of the Internal Revenue Code.

On August 30, 2013, the Company completed an acquisition as part of a settlement agreement previously disclosed in Form 10-Q which involved the Company, two of the Company's nonprofit borrowers and the Tennessee Attorney General's Office. NHI completed the acquisition of eight skilled nursing facilities in Massachusetts and New Hampshire from ElderTrust of Florida, Inc., a Tennessee nonprofit corporation, for consideration consisting of the cancellation of notes receivable from ElderTrust with a principal balance of $13,741,000 and cash of $23,350,000. Beginning September 1, 2013, the facilities will be under a new triple-net lease to the current manager, NHC, for an initial period of 15 years at a lease amount of $350,000 for the remainder of 2013; beginning in 2014, a base lease amount of $3,450,000; and, beginning in 2015, the base lease amount plus an annual rent escalator calculated as 4% of the increase in each facility's revenue over a 2014 base year. Beginning in the twelfth year of the lease, NHC has the option to purchase the facilities for $49,000,000.

As part of the settlement agreement referenced above, we also agreed to full settlement of our notes receivable from SeniorTrust of Florida, Inc., a Tennessee nonprofit corporation, for $15,000,000 in cash, which was received by us on June 27, 2013.

As a result of the foregoing, NHI has now completed the settlement agreement and believes it has resolved in full the previously disclosed investigation by the Office of the Tennessee Attorney General, as well as the lawsuits regarding the nonprofits ElderTrust and SeniorTrust, which lawsuits are to be dismissed pursuant to the terms of the agreement.

Item 9.01.   Financial Statements and Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

Exhibit Index

Number	Exhibit
99.1	HTML version of press release issued September 3, 2013 titled “NHI Completes $37 Million Acquisition and Settlement Resolution.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Roger R. Hopkins
Name: Roger R. Hopkins
Title: Principal Financial Officer

Date:    September 3, 2013